                                                                    EXHIBIT 99.4


                     HARBINGER CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS


                                                                               DECEMBER 31,
                                                                     ------------------------------
ASSETS                                                                   1996              1995
                                                                     -------------     ------------
Current assets:
   Cash and cash equivalents ...................................     $  9,059,000      $ 12,763,000
   Accounts receivable, less allowances for returns and
    doubtful accounts of $2,077,000 and $537,000
    in 1996 and 1995, respectively .............................       11,890,000         7,680,000
   Royalty receivable from SSA .................................             --           1,382,000
   Deferred income taxes .......................................        1,517,000           999,000
   Due from joint ventures .....................................        1,827,000           566,000
   Other current assets ........................................        1,399,000           722,000
                                                                     ------------      ------------
    Total current assets .......................................       25,692,000        24,112,000
                                                                     ------------      ------------
 Property and equipment, less accumulated depreciation
   and amortization ............................................        8,226,000         5,069,000
 Investments in joint ventures .................................          407,000         7,517,000
 Intangible assets, less accumulated amortization ..............       13,147,000         7,755,000
 Deferred income taxes .........................................        1,284,000         1,938,000
 Other assets ..................................................           37,000            13,000
                                                                     ------------      ------------
                                                                     $ 48,793,000      $ 46,404,000
                                                                     ============      ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable ............................................     $  3,053,000      $  1,841,000
   Accrued expenses ............................................        9,799,000         4,662,000
   Deferred revenues ...........................................        7,193,000         5,005,000
   Current portion of long-term debt ...........................          907,000           600,000
   Note payable to bank ........................................        1,550,000              --
   Note payable to related parties .............................             --             440,000
                                                                     ------------      ------------
     Total current liabilities .................................       22,502,000        12,548,000
                                                                     ------------      ------------
 Commitments and contingencies

 Long-term debt, excluding current portion .....................        1,368,000         1,672,000
 Equity in loss in joint venture in excess of investment in
  joint venture ................................................           81,000              --
 Zero Coupon redeemable preferred stock, no par value; 4,000,000
  shares issued and outstanding at December 31, 1996 and 1995 ..             --                --
 Puttable common stock, $0.0001 par value;  825,000 shares
  issued and outstanding as of December 31, 1995 ...............             --           4,675,000

 Shareholders' equity:
   Preferred stock, 20,000,000 shares authorized, Series C,
    $10.00 par value; 250,000 shares issued and
    outstanding as of  December 31, 1995 .......................             --           2,485,000
   Common stock, $0.0001 par value; 100,000,000 shares
    authorized; 18,690,265 and 16,936,026 shares issued and
    outstanding as of December 31, 1996 and 1995, respectively              2,000             2,000
   Additional paid-in capital ..................................       45,291,000        32,232,000
   Accumulated deficit .........................................      (20,451,000)       (7,210,000)
                                                                     ------------      ------------
     Total shareholders' equity ................................       24,842,000        27,509,000
                                                                     ------------      ------------
                                                                     $ 48,793,000      $ 46,404,000
                                                                     ============      ============

   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                    YEARS ENDED DECEMBER 31,
                                                    ------------------------------------------------
                                                         1996             1995               1994
                                                    ------------      ------------      ------------
Revenues:
  Services ....................................     $ 37,822,000      $ 24,494,000      $ 17,481,000
  Software (including royalties from HNS and
   SSA of $6.9 million and $1.5 million for the
   years ending December 31, 1996 and 1995,
   respectively) ..............................       21,441,000        13,336,000        10,412,000
                                                    ------------      ------------      ------------
     Total revenues ...........................       59,263,000        37,830,000        27,893,000
                                                    ------------      ------------      ------------
Direct costs:
  Services ....................................       13,625,000         8,334,000         6,321,000
  Software ....................................        2,912,000         1,951,000         1,097,000
                                                    ------------      ------------      ------------
     Total direct costs .......................       16,537,000        10,285,000         7,418,000
                                                    ------------      ------------      ------------
      Gross margin ............................       42,726,000        27,545,000        20,475,000
                                                    ------------      ------------      ------------
Operating costs:
  Selling and marketing .......................       15,057,000         9,791,000         7,995,000
  General and administrative ..................       12,664,000         8,647,000         5,884,000
  Depreciation and amortization ...............        2,966,000         1,361,000         1,046,000
  Product development .........................        9,000,000         5,927,000         3,900,000
  Charge for purchased in-process product
   development, write-off of software develop-
   ment costs and acquisition related charges .        8,775,000         1,160,000         4,317,000
                                                    ------------      ------------      ------------
     Total operating costs ....................       48,462,000        26,886,000        23,142,000
                                                    ------------      ------------      ------------
      Operating income (loss) .................       (5,736,000)          659,000        (2,667,000)

Interest expense (income), net ...............            (7,000)          (68,000)           27,000
Equity in losses of joint ventures ...........         7,192,000         1,266,000           227,000
                                                    ------------      ------------      ------------
      Loss before income tax
      expense (benefit) .......................      (12,921,000)         (539,000)       (2,921,000)
Income tax expense (benefit) .................           146,000         1,203,000        (1,033,000)
                                                    ------------      ------------      ------------
      Net loss ................................      (13,067,000)       (1,742,000)       (1,888,000)
Preferred stock dividends ....................           (28,000)         (199,000)         (200,000)
                                                    ------------      ------------      ------------
Net loss applicable to
  common shareholders .........................     $(13,095,000)     $ (1,941,000)     $ (2,088,000)
                                                    ============      ============      ============
Net loss per common share ....................      $      (0.71)     $      (0.13)     $      (0.16)
                                                    ============      ============      ============
Weighted average common and common
  equivalent shares outstanding ...............       18,465,000        15,007,000        12,693,000
                                                    ============      ============      ============



   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)



                                                                         YEARS ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                         1996              1995
                                                                     ------------      -------------
Pro forma net loss data:
  Loss before income tax expense (benefit)
   as reported .................................................     $(12,921,000)     $   (539,000)
  Pro forma income tax expense .................................          146,000           687,000
                                                                     ------------      ------------
  Pro forma net loss ...........................................      (13,067,000)       (1,226,000)
  Preferred stock dividends ....................................          (28,000)         (199,000)
                                                                     ------------      ------------
  Pro forma net loss applicable to common
   shareholders ................................................     $(13,095,000)     $ (1,425,000)
                                                                     ============      ============

  Pro forma net loss per common share ..........................     $      (0.71)     $      (0.10)
                                                                     ============      ============
  Weighted average common and common
   equivalent shares outstanding ...............................       18,465,000        15,007,000
                                                                     ============      ============



   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994






                                              Preferred stock, Series C              Common stock         Additional
                                            -----------------------------       -----------------------    paid-In
                                               Shares          Amount              Shares       Amount      capital
                                            -------------  --------------       -----------  ----------  ------------
 BALANCE, DECEMBER 31, 1993 ...............         --        $      --         12,521,577      $1,000     $  8,785,000
  Exercise of stock options and warrants ..         --               --            504,354        --          1,193,000
  Issuance of common stock in redemption
   of Series B preferred stock ............         --               --               --          --              5,000
  Amortization of discount on Series
   C preferred stock ......................         --               --               --          --               --
  Conversion of debt to common stock ......         --               --            470,220        --          1,996,000
  Net loss ................................         --               --               --          --               --
  Preferred stock dividends ...............         --               --               --          --               --
                                                --------      -----------      -----------      ------     ------------
 BALANCE, DECEMBER 31, 1994 ...............         --               --         13,496,151       1,000       11,979,000
  Exercise of stock options and warrants ..         --               --            916,071        --          1,945,000
  Purchase and retirement of treasury stock         --               --             (1,500)       --             (5,000)
  Sale of common stock ....................         --               --          2,525,304       1,000       18,283,000
  Reclassification of Series C preferred
   stock  to shareholders' equity .........      250,000        2,485,000             --          --               --
  Amortization of discount on Series
   C preferred stock ......................         --               --               --          --               --
  Capital contribution by the members
   upon formation of SupplyTech
   International, LLC .....................         --               --               --          --             30,000
  Net income ..............................         --               --               --          --               --
  Preferred stock dividends ...............         --               --               --          --               --
 BALANCE, DECEMBER 31, 1995 ...............      250,000        2,485,000       16,936,026       2,000       32,232,000
  Exercise of stock options and warrants
   and issuance of stock under employee
   stock purchase plan ....................         --               --            312,166        --            894,000
  Amortization of discount on Series C
   preferred stock ........................         --              4,000             --          --               --
  Preferred stock dividends ...............         --               --               --          --               --
  Conversion of preferred stock, Series C
   to common stock ........................     (250,000)      (2,489,000)         211,038        --          2,489,000
  Issuance of common stock and options
   and warrants to acquire common stock
   in connection with acquisitions ........         --               --            406,035        --          5,001,000
  Reclassification of puttable common stock
   to common stock as a result of
   forfeiture of put right ................         --               --            825,000        --          4,675,000
  Net loss ................................         --               --               --          --               --
  Increase in cumulative currency
   translation adjustment .................         --               --               --          --               --
                                                --------      -----------      -----------      ------     ------------
 BALANCE, DECEMBER 31, 1996 ...............         --        $      --         18,690,265      $2,000     $ 45,291,000
                                                ========      ===========      ===========      ======     ============



                                                                                      Total
                                                                  Accumulated      shareholders'
                                                                   deficit            equity
                                                                 --------------    -------------
 BALANCE, DECEMBER 31, 1993 ...............                      $ (3,137,000)     $  5,649,000
  Exercise of stock options and warrants ..                              --           1,193,000
  Issuance of common stock in redemption
   of Series B preferred stock ............                              --               5,000
  Amortization of discount on Series
   C preferred stock ......................                           (21,000)          (21,000)
  Conversion of debt to common stock ......                              --           1,996,000
  Net loss ................................                        (1,888,000)       (1,888,000)

  Preferred stock dividends ...............                          (200,000)         (200,000)
                                                                 ------------      ------------
 BALANCE, DECEMBER 31, 1994 ...............                        (5,246,000)        6,734,000
  Exercise of stock options and warrants ..                              --           1,945,000
  Purchase and retirement of treasury stock                              --              (5,000)
  Sale of common stock ....................                              --          18,284,000
  Reclassification of Series C preferred
   stock to shareholders' equity ..........                              --           2,485,000
  Amortization of discount on Series
   C preferred stock ......................                           (23,000)          (23,000)
  Capital contribution by the members
   upon formation of SupplyTech
   International, LLC .....................                              --              30,000
  Net income ..............................                        (1,742,000)       (1,742,000)
  Preferred stock dividends ...............                          (199,000)         (199,000)
                                                                 ------------      ------------
 BALANCE, DECEMBER 31, 1995 ...............                        (7,210,000)       27,509,000
  Exercise of stock options and warrants
   and issuance of stock under employee stock
   purchase plan ..........................                              --             894,000
  Amortization of discount on Series C
   preferred stock ........................                            (4,000)             --
  Preferred stock dividends ...............                           (28,000)          (28,000)
  Conversion of preferred stock, Series C
   to common stock ........................                              --                --
  Issuance of common stock and options
   and warrants to acquire common stock
   in connection with acquisitions ........                              --           5,001,000
  Reclassification of puttable common stock
   to common stock as a result of
   forfeiture of put right ................                              --           4,675,000
  Net loss ................................                       (13,067,000)      (13,067,000)
  Increase in cumulative currency
   translation adjustment .................                          (142,000)         (142,000)
                                                                 ------------      ------------
 BALANCE, DECEMBER 31, 1996 ...............                      $(20,451,000)     $ 24,842,000
                                                                 ============      ============




   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                   YEARS ENDED DECEMBER 31,
                                                    -------------------------------------------------
                                                        1996              1995               1994
                                                    ---------------  --------------     -------------
Cash flows from operating activities:
  Net loss .....................................    $(13,067,000)     $ (1,742,000)     $ (1,888,000)
  Adjustments to reconcile net loss
   to net cash provided by operating activities:
    Charge for purchased in-process product
     development, write-off of software
     development costs and acquisition
     related charges ...........................       8,350,000         1,160,000         4,317,000
    Depreciation and amortization ..............       4,922,000         2,271,000         1,433,000
    Loss on sale of property and equipment .....          54,000            65,000            11,000
    Discount amortization on subordinated
     debt ......................................            --                --              19,000
    Equity in losses of joint ventures .........       7,192,000         1,266,000           227,000
    Deferred income tax expense (benefit) ......         136,000         1,203,000        (1,001,000)
    (Increase) decrease in:
     Accounts receivable .......................      (2,983,000)       (2,193,000)         (550,000)
     Royalty receivable from SSA ...............       1,382,000        (1,382,000)             --
     Due from joint ventures ...................      (1,294,000)         (516,000)          195,000
     Other current assets ......................        (483,000)         (189,000)          341,000
    Increase (decrease) in:
     Accounts payable and accrued expenses .....       2,172,000         2,306,000           739,000
     Deferred revenues .........................       1,644,000           887,000           890,000
                                                      ----------       -----------         ---------
      Net cash provided by operating
       activities ..............................       8,025,000         3,136,000         4,733,000
                                                      ----------       -----------         ---------



   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                       YEARS ENDED DECEMBER 31,
                                                             -----------------------------------------------
                                                                 1996             1995              1994
                                                            --------------    -------------     -------------
 Cash flows from investing activities:
  Short-term investment ...............................             --                --          1,000,000
  Purchases of property and equipment .................       (4,770,000)       (2,946,000)      (1,438,000)
  Additions to software development costs .............       (2,086,000)         (962,000)        (394,000)
  Organizational expenditures .........................             --             (11,000)            --
  Purchased technology ................................             --            (150,000)        (218,000)
  Investment in acquisitions ..........................       (4,738,000)         (300,000)            --
  Investment in joint ventures ........................             --          (8,551,000)            --
  Proceeds from disposal of property and equipment ....           57,000            21,000            5,000
                                                            ------------      ------------      -----------
     Net cash used in investing activities ............      (11,537,000)      (12,899,000)      (1,045,000)
                                                            ------------      ------------      -----------
 Cash flows from financing activities:
  Dividends paid on preferred stock ...................          (28,000)         (199,000)        (167,000)
  Exercise of stock options and warrants and
   issuance of stock under employee stock
   purchase plan ......................................          894,000         1,945,000        1,149,000
  Principal payments under capital lease
   obligations ........................................          (28,000)          (49,000)         (47,000)
  Repayment of notes payable ..........................       (2,905,000)       (2,855,000)         (54,000)
  Proceeds from issuance of common stock ..............             --          18,284,000             --
  Purchase of treasury stock ..........................             --              (5,000)            --
  Redemption of Series B preferred stock ..............             --            (480,000)            --
  Increase in note payable to bank, net ...............        1,550,000              --               --
                                                            ------------      ------------      -----------
    Net cash provided by (used in)
     financing activities .............................         (517,000)       16,641,000          881,000
                                                            ------------      ------------      -----------
 Net increase (decrease) in cash and
  cash equivalents ....................................       (4,029,000)        6,878,000        4,569,000
 Cash and cash equivalents at beginning of year .......       12,763,000         5,885,000        1,316,000
 Effect of exchange rates on cash held in
  foreign currencies ..................................          (49,000)             --               --
 Cash received from acquisitions ......................          374,000              --               --
                                                            ------------      ------------      -----------
 Cash and cash equivalents at end of year .............     $  9,059,000      $ 12,763,000      $ 5,885,000
                                                            ============      ============      ===========
 Supplemental disclosure of cash paid for
  interest ............................................     $    260,000      $    128,000      $   156,000
                                                            ============      ============      ===========
 Supplemental disclosures of noncash
  investing activities:
   Acquisition of technology and distribution agreement
   in exchange for common stock .......................     $       --        $  4,675,000      $      --
                                                            ============      ============      ===========
   Long-term debt assumed in acquisition of a business      $    670,000      $       --        $      --
                                                            ============      ============      ===========
   Long-term debt assumed in acquisition  of product
    line ..............................................     $       --        $  2,200,000      $      --
                                                            ============      ============      ===========
   Acquisition of businesses in exchange for
    assumption of liabilities and issuance
    of common stock and options and
    warrants to acquire common stock ..................     $ 11,294,000      $       --        $ 3,826,000
                                                            ============      ============      ===========

   See accompanying notes to supplemental consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




1.  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND PRESENTATION

     Harbinger Corporation and subsidiaries (the "Company") develops, markets, and supports software products and provides computer communications network and consulting services to enable businesses to engage in electronic commerce. The Company's products and services are used by more than 34,000 customers in targeted industries, including the petroleum, automotive, retail, chemicals, utilities, financial services, electronics, distribution, aerospace, textile/apparel, governmental and healthcare industries both in the United States and certain international markets including Europe, Mexico and South America.

     The accompanying supplemental consolidated financial statements of Harbinger Corporation include the accounts of the Company and its wholly owned subsidiaries, SupplyTech, Inc. and SupplyTech International, LLC (collectively, "STI"), NTEX Holding B.V. ("NTEX"), INOVIS GmbH & Co. ("INOVIS"), Comtech Management Systems, Inc. ("Comtech") and Harbinger NV ("HNV"). Significant intercompany accounts and transactions have been eliminated in consolidation.

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these supplemental consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Software

           Revenues derived from software license fees are recognized upon shipment, net of estimated returns. Royalty revenues from System Software Associates, Inc. ("SSA") and Harbinger Net Services, LLC ("HNS") are recognized based upon sales to end users by SSA (see Note 3) and HNS (see Note 5).

     Services

           Revenues derived from services includes subscription fees, maintenance and implementation fees, and consulting and training fees. Subscription fees include both fixed and usage based fees for use of the Company's value added network and are recognized over the service period and as transactions are processed. Maintenance and implementation fees are generally billed annually in advance, include fixed fees for customer support and product updates, and are recognized ratably over the service period. Consulting and training fees are billed under both time and materials and fixed fee arrangements and are recognized as services are performed.

     Deferred Revenue

           Deferred revenues represent payments received from customers or billings invoiced to customers for software and services billed in advance.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS





     DIRECT COSTS

     Direct costs for services include telecommunications charges, the costs of personnel to conduct network operations and customer support, consulting and other personnel-related expenses. Direct costs for software include duplication, packaging and amortization of purchased technology and software development costs.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:


               Computer and communications equipment 3 - 5 years Furniture, fixture and leasehold
                     improvements                     5 - 10 years
               Transportation equipment               3 years
               Building                               10 years

     INVESTMENTS IN JOINT VENTURES

     The Company's 91% investment in HNS, its 20% investment in HNV through March 31, 1996 (see Note 2) and its 50% investment in SupplyTech Australia, Pty. (collectively, the "Joint Ventures") are accounted for using the equity method of accounting. The Company applies the equity method of accounting for its investment in HNS because of a shareholders agreement among all HNS shareholders which provides for all significant operating and management decisions for HNS to be vested in the HNS Board of Managers through December 31, 1996. The HNS' Board of Managers is not controlled by the Company (see
Note 5 and Note 14).

     INTANGIBLE ASSETS

     Purchased Technology, Goodwill, and Other Intangible Assets

     Purchased technology, goodwill and other intangible assets are being amortized over periods of three to ten years. The Company evaluates the recoverability of these intangible assets at each period end using the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicates a potential impairment, the Company uses fair value in determining the amount of these intangible assets that should be written off.

     Software Development Costs

     The Company capitalizes certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development until technological feasibility has been established for the product or enhancement.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



Thereafter, all software production costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers. Software development costs are amortized on a product-by-product basis at the greater of the amounts computed using (a) the ratio of current gross revenues for a product or enhancement to the total current and anticipated future gross revenues for that product or enhancement or (b) the straight-line method over the remaining estimated economic life of the product or enhancement, not to exceed five years. The Company evaluates the net realizable value of its software development costs at each period end using undiscounted estimated future net operating cash flows expected to be derived from the respective software product or enhancement. If such evaluation indicates that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value.

     INCOME TAXES

     The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No. 109")". Under SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective January 1, 1995, SupplyTech, Inc. elected to be taxed as an S Corporation under the Internal Revenue Code. SupplyTech International, LLC was incorporated under the laws of the state of Michigan as a Limited Liability Corporation ("LLC"). As a LLC, SupplyTech International, LLC is taxed in a manner similar to a partnership under the Internal Revenue Code. As a result of these elections, STI has been taxed in a manner similar to a partnership for 1995 and 1996 and has not provided for any Federal or state income taxes as the results of operations were passed through to, and the related income taxes became the individual responsibility of the Company's shareholders.

     The pro forma income tax expense for 1996 and 1995 reflects the income tax expense that would have been reported if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a limited liability corporation for income tax reporting purposes) had been C corporations during these periods.

     EARNINGS PER SHARE

     Net loss per common share has been computed based upon net loss applicable to common shareholders. The dilutive effect of outstanding stock options and warrants are excluded from the weighted average common and common equivalent shares outstanding because their inclusion would be antidilutive.

     RECLASSIFICATIONS

     Certain amounts in the accompanying 1995 and 1994 financial statements have been reclassified to conform to the presentation adopted in the 1996 consolidated financial statements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts and royalty receivable, accounts payable, accrued expenses, and deferred revenues approximate fair value due to the short-term maturities of these assets and liabilities. The Company's investments in joint ventures are accounted for using the equity method and pertain to privately held companies for which fair values are not readily available. The Company believes the fair values of its joint venture investments exceed the carrying values. The Company believes the fair values of its notes payable and long-term debt exceed their respective carrying values.

     FOREIGN CURRENCY TRANSLATION

     Foreign currency financial statements of the Company's international operations and joint ventures are translated into U.S. dollars at current exchange rates, except for revenues, costs and expenses, and net income (loss) which are translated at average exchange rates during each reporting period. Net exchange gains or losses resulting from the translation of assets and liabilities are accumulated as cumulative foreign currency translation adjustments and reported as a separate component of shareholders' equity included in the Company's accumulated deficit. The cumulative foreign currency translation adjustment at December 31, 1996 was insignificant.

     STOCK COMPENSATION PLANS

     Prior to January 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996 the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures under the provisions of SFAS No. 123 (see Note 10).


2.  ACQUISITIONS

     STI ACQUISITION

     On January 3, 1997, the Company acquired SupplyTech, Inc. a Michigan corporation, and its affiliate, SupplyTech International, LLC, a Michigan limited liability company, for 2,400,000 unregistered shares of the Company's common stock in transactions accounted for using the pooling-of-interests method of accounting. SupplyTech, Inc. was acquired in a merger transaction pursuant to the terms of a merger agreement, dated January 3, 1997, by and among the Company, SupplyTech, Inc. and Harbinger Acquisition Corporation II, a Georgia corporation and a wholly owned subsidiary of the Company. SupplyTech, Inc. survived the merger as a wholly owned subsidiary of the Company. SupplyTech International, LLC was acquired by the Company in a series of related share purchases, which included the exchange of the Company's common stock for all the outstanding shares of SupplyTech International, LLC.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     In connection with the STI Acquisition, the Company expects to take a charge of $7.0 million in January 1997 for acquisition related expenses and asset write downs and expects to incur integration costs of $2.5 million to $3.5 million during the first quarter of 1997. The Company expects to record a net deferred income tax asset during the first quarter of 1997 of approximately $1.8 million relating to the STI Acquisition and intends to provide a valuation allowance against such net deferred income tax asset to reduce it to zero.

     The financial position and results of operations of the Company have been restated for all periods prior to the merger to give retroactive effect to the STI Acquisition. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in the financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation of the STI Acquisition. However, they will become the historical consolidated financial statements of the Company, after financial statements covering the date of consummation of the business combination are issued.

     Total revenues and net income (loss) for the individual companies as previously reported are as follows:


                                1996              1995              1994
                            ------------      ------------      ------------
Total revenues
  Harbinger Corporation     $ 41,725,000      $ 23,117,000      $ 13,652,000
  STI .................       17,538,000        14,713,000        14,241,000
                            ------------      ------------      ------------
                            $ 59,263,000      $ 37,830,000      $ 27,893,000
                            ============      ============      ============
 Net income (loss)
  Harbinger Corporation     $ (8,277,000)     $  1,048,000      $ (2,111,000)
  STI .................       (4,818,000)       (2,989,000)           23,000
                            ------------      ------------      ------------
                            $(13,095,000)     $ (1,941,000)     $ (2,088,000)
                            ============      ============      ============

     1994 ACQUISITION

     Effective December 31, 1994, the Company acquired certain assets and assumed certain liabilities of the EDI business unit of Texas Instruments, Incorporated in exchange for a $3.325 million note ("TI Note"), the assumption of liabilities of $526,000, and an agreement to pay royalties through 1998 based upon future software license fee revenues derived from certain of the software products acquired if such revenues exceed certain specified levels. The Company has accounted for the transaction using the purchase method of accounting and the results of operations of the business acquired have been included in the Company's accompanying statement of operations since the acquisition date. The Company paid the TI Note in January 1995 and has not become obligated to pay any additional royalties under the terms of the agreement through December 31, 1996. Of the total purchase price of $3.851 million, $2.66 million was allocated to in-process product development and charged to the statement of operations at the acquisition date, $441,000 was allocated to purchased technology, $317,000 was allocated to tangible assets (primarily working capital and equipment), and $433,000 was allocated to goodwill.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     The unaudited pro forma results of operations of the Company for 1994 as if the acquisition described above had been effected on January 1, 1994 are summarized below:


                                                           Year Ended
                                                       December 31, 1994
                                                       -----------------
          Revenues .................................     $ 29,979,000
                                                         ============

          Net loss applicable to common shareholders     $ (2,871,000)
                                                         ============

          Net loss per common share ................     $      (0.23)
                                                         ============

          Weighted average common and common
              equivalent shares outstanding ........       12,693,000
                                                         ============



     The unaudited pro forma results do not necessarily represent results which would have occurred if the acquisition had taken place on the date indicated nor are they necessarily indicative of the results of future operations.

     1996 ACQUISITIONS

     Effective March 31, 1996, the Company acquired all of the common stock of NTEX Holding, B.V. ("NTEX"), a Dutch corporation based in Rotterdam, The Netherlands, for $8.0 million, consisting of $3,195,000 in cash, 107,778 shares of the Company's common stock valued at $1.2 million, warrants to acquire 18,750 shares of the Company's stock at $11.33 per share valued at $100,500 and the assumption of $3.5 million in liabilities including transaction costs. The Company recorded the acquisition using the purchase method of accounting with $4,449,000 of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on March 31, 1996, $204,000 allocated to purchased technology, $621,000 allocated to tangible assets and $2.8 million allocated to goodwill.

     Effective March 31, 1996, the Company acquired all of the common stock of INOVIS GmbH & Co. ("INOVIS"), a German corporation based in Karlsruhe, Germany for $6.1 million, consisting of $1,409,000 in cash, 210,276 shares of the Company's common stock valued at $2.4 million, warrants to acquire 30,000 shares of the Company's stock at $10.17 per share valued at $104,000, a note payable of $557,000 and the assumption of $1.7 million in liabilities including transaction costs. The Company recorded the acquisition using the purchase method of accounting with $3.4 million of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on March 31, 1996, $600,000 allocated to purchased technology, $1,077,000 allocated to tangible assets and $1.1 million allocated to goodwill.

     Effective March 31, 1996, the Company acquired the remaining outstanding common stock of Harbinger N.V. ("HNV"), a Dutch corporation based in Hoofddorp, the Netherlands for $1.2 million, consisting of 58,065 shares of the Company's common stock valued at $668,000 and the assumption of $554,000 in liabilities. The Company recorded the acquisition using the purchase method of accounting with $300,000 of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on March 31, 1996, $518,000 allocated to tangible assets and $447,000 allocated to goodwill and other intangibles (see Note 5).

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     Effective August 1, 1996, the Company acquired all of the common stock of Comtech Management Systems, Inc. ("Comtech"), a Texas corporation based in Amarillo, Texas, for $500,000, consisting of 24,561 shares of the Company's common stock valued at $422,000 and the assumption of $75,000 in liabilities. The Company recorded the acquisition using the purchase method of accounting with $114,000 of the purchase price allocated to tangible assets, $100,000 allocated to purchased technology, and $283,000 allocated to goodwill.

     Effective October 15, 1996, the Company acquired all of the common stock of EDI Integration Services Limited ("EISL"), a company based in Hampshire, United Kingdom for $804,000 consisting of $134,000 in cash and the assumption of a $670,000 note payable. The Company recorded the acquisition using the purchase method of accounting with $250,000 allocated to purchased technology, $548,000 allocated to goodwill, and $6,000 allocated to tangible assets.

     The balance sheets of the above companies have been included in the Company's supplemental consolidated balance sheet as of December 31, 1996 and the results of operations of the acquired companies have been included in the Company's supplemental consolidated statements of operations beginning on March 31, 1996, except for Comtech and EISL, which have been included beginning on August 1, 1996 and October 15, 1996, respectively.

     The unaudited pro forma results of operations of the Company for 1996 and 1995 as if the acquisitions described above had been effected on January 1, 1996 and 1995, respectively, are summarized as follows:


                                                                            Years Ended
                                                                            December 31,
                                                                     ------------------------------
                                                                        1996              1995
                                                                     ------------      ------------
  Revenues .....................................................     $ 61,043,000      $ 43,955,000
                                                                     ============      ============
  Net loss applicable to
   common shareholders .........................................     $(13,774,000)     $ (4,810,000)
                                                                     ============      ============
  Net loss per common share ....................................     $      (0.74)     $      (0.30)
                                                                     ============      ============
  Weighted average common and common
   equivalent shares outstanding ...............................       18,567,000        16,203,000
                                                                     ============      ============

     The unaudited pro forma results do not necessarily represent results which would have occurred if the acquisitions had taken place on the dates indicated nor are they necessarily indicative of the results of future operations.

     The terms of the Company's acquisitions of NTEX and INOVIS included earnout agreements with certain employees/shareholders which provide for the Company to pay these individuals additional consideration based upon the attainment of certain performance goals for their respective former companies for the year ended March 31, 1997. The Company has provided an accrual of $425,000 for the year ended December 31, 1996 which is included in acquisition related charges in the accompanying 1996 supplemental statement of operations to reflect the Company's estimate of the employee compensation earned with respect to these agreements.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




3.  PURCHASED TECHNOLOGY AND RELATED AGREEMENTS

     SSA

     On July 21, 1995, the Company entered into a distribution agreement and purchased certain software products from SSA in exchange for the issuance of 825,000 shares of the Company's common stock valued at $4,675,000 at the date of issuance and the issuance of 4 million shares of the Company's Zero Coupon Redeemable Preferred Stock. The Company also provided SSA with an option to put the 825,000 shares of common stock issued back to the Company for cash on January 31, 1997 exercisable only if the market value of the common stock on that date is less than $6.00 per share. In September 1996, the Company registered the 825,000 shares of puttable common stock. SSA sold all of the shares during 1996. The Zero Coupon Redeemable Preferred Stock issued has no voting or dividend rights, vests at a rate of one million shares per year only if SSA attains certain royalty targets for the years 1997 through 2000, and contains mandatory redemption provisions of $.67 per share payable in cash or the Company's common stock at the option of the holder thirty days after the end of each year. The Company will accrete the Zero Coupon Redeemable Preferred Stock to its redemption price as it becomes probable that it will be earned through a charge to direct costs of software in the period earned.

     The terms of the distribution agreement provide for SSA to pay the Company royalties through December 2000 based upon future software and service revenues that SSA derives from the sale of the Company's products including certain minimum royalties of $1.4 million for 1995 and $5.7 million in 1996. Payments by SSA to the Company under these minimum royalty provisions in excess of royalties on actual software and service revenues will be creditable against future SSA royalty obligations. Royalty revenues are recognized as reported based upon sales to end users by SSA.

     The Company has allocated the consideration associated with these transactions of $4,797,000 (including transaction costs of $122,000) as follows: $2.331 million of the fair value to purchased technology and $2.466 million to the distribution agreement based upon the estimated fair values of the purchased technology and distribution agreement at the date of the exchange.

     GEIS

     On December 31, 1995, the Company entered into an agreement to purchase certain software products and entered into an alliance agreement with General Electric Information Services, Inc. ("GEIS"). The total purchase price was $2.5 million, consisting of $300,000 in cash and the assumption of a note payable to GEIS in the amount of $2.2 million. The Company recorded the purchase of the technology and the alliance agreement based upon fair value with $1,160,000 of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on December 31, 1995, $375,000 allocated to purchased technology, $950,000 allocated to the alliance agreement and $15,000 allocated to tangible assets.

     Certain terms of the alliance agreement include the referral of customers to the Company by GEIS, the performance of certain software maintenance services by GEIS, and a $1.2 million guaranteed payment by GEIS to the Company for the two year period ending December 31, 1997 relating to software maintenance revenues to be paid by GEIS to the Company.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




4.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1996 and 1995:


                                          1996          1995
                                      ------------  ------------
Computer and communications
   equipment........................  $10,988,000   $ 6,349,000
Furniture, fixtures and leasehold
   improvements.....................    3,062,000     2,555,000
Transportation equipment............      134,000       143,000
Building............................       59,000        59,000
                                      -----------   -----------
                                       14,243,000     9,106,000
   Less accumulated depreciation
      and amortization..............   (6,017,000)   (4,037,000)
                                      -----------   -----------
                                      $ 8,226,000   $ 5,069,000
                                      ===========   ===========

5.  INVESTMENT IN JOINT VENTURES

     INVESTMENT IN HNS

     The Company founded HNS to develop products and services to facilitate electronic commerce using the Internet. In March 1995, HNS was capitalized with an investment of approximately $360,000 from the Company and approximately $340,000 from certain other investors, including certain shareholders, executives, officers, and directors of the Company. In June 1995, the Company and BellSouth Corporation ("BellSouth") contributed cash of $8.0 million for HNS common stock and $3.0 million for a HNS convertible debt, respectively. As of December 31, 1996, the Company owned an equity interest in HNS of approximately 91.4% or 66.1%, assuming the conversion of the BellSouth Debenture and the exercise of outstanding HNS options. The Company recognized equity in losses of its HNS joint venture of $7,004,000 and $954,000 for the years ended December 31, 1996 and 1995, respectively.

     The Company has several agreements with HNS governing certain transactions between them, including the use of personnel, the management and operation of HNS, the use by HNS of the Company's products and services, the Company's right to license and distribute HNS products, if any, derived from the Company's products and the payment by HNS and the Company of royalties and other amounts. Amounts charged to HNS by the Company for services provided were $1,785,000 and $324,000 for the years ended December 31, 1996 and 1995, respectively. These amounts primarily consist of employee salaries and related benefits and included $729,000 and $94,000 in general and administrative expenses, $105,000 and $36,000 in selling and marketing expenses, and $951,000 and $194,000 in product development costs for the years ended December 31, 1996 and 1995, respectively. These amounts have been included in the Company's statements of operations as a reduction of expense in the categories indicated.
Additionally, the Company paid expenses on behalf of HNS in 1996 and 1995 of $505,000 and $413,000 that have been reimbursed to the Company by HNS.

     The Company recognized royalty revenues from HNS of $1,199,000 for the year ended December 31, 1996 related to HNS's licensing of products which include the Company's technology and for referral fees. These royalty revenues and referral fees from HNS were determined based upon a royalty agreement between the Company and HNS. At December 31, 1996, the Company had an amount due from HNS of $1,760,000 for these services and expenses incurred by the Company on behalf of HNS and for the royalty revenues earned from HNS. Likewise, amounts charged to the Company by HNS for services provided during the period ended December 31, 1996 were $214,000. This amount includes $191,000 in general

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



and administrative expenses and $23,000 in selling and marketing expenses which are included in the Company's accompanying 1996 statement of operations. Additionally, HNS paid expenses of $50,000 on behalf of the Company that have been reimbursed to HNS by the Company.

     Effective January 1, 1997, the Company purchased the HNS Debenture and acquired the remaining minority interest in HNS (see Note 14).

     The following table sets forth the condensed financial statements of HNS as of December 31, 1996 and 1995 and for the periods then ended:

Balance sheets:

                                                1996           1995
                                            -----------     -----------
  Cash and cash equivalents ...........     $ 3,322,000     $10,645,000
  Accounts receivable .................       1,866,000            --
  Property and equipment, net .........       1,039,000         219,000
  Other assets ........................         277,000          42,000
                                            -----------     -----------
                                            $ 6,504,000     $10,906,000
                                            ===========     ===========
  Accounts payable and accrued expenses     $   990,000     $   173,000
  Due to affiliates, net ..............       2,040,000         180,000
  Deferred revenues ...................         196,000            --
  Long-term debt ......................       3,000,000       3,000,000
  Shareholders' equity ................         278,000       7,553,000
                                            -----------     -----------
                                            $ 6,504,000     $10,906,000
                                            ===========     ===========

Statements of operations:

                                                1996            1995
                                            ------------    ------------
  Revenues:
   Services ...........................     $   117,000     $      --
   Software ...........................       2,036,000            --
                                            -----------     -----------
    Total revenues ....................       2,153,000            --
                                            -----------     -----------
  Direct costs:
   Services ...........................         644,000            --
   Software ...........................       1,617,000            --
                                            -----------     -----------
    Total direct costs ................       2,261,000            --
                                            -----------     -----------
       Gross margin ...................        (108,000)           --
                                            -----------     -----------
  Operating costs:
   Selling and marketing ..............         926,000          84,000
   General and administrative .........       1,614,000         133,000
   Depreciation and amortization ......         621,000          21,000
   Product development ................       4,303,000       1,077,000
                                            -----------     -----------
    Total operating costs .............       7,464,000       1,315,000
                                            -----------     -----------
                                                            -----------
    Operating loss ....................      (7,572,000)     (1,315,000)

  Interest expense (income), net ......        (130,000)       (165,000)
                                            -----------     -----------

  Net loss ............................     $(7,442,000)    $(1,150,000)
                                            ===========     ===========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     INVESTMENT IN HNV

     On November 5, 1993, the Company acquired a 20% interest in HNV, a Dutch corporation headquartered in Hoofddorp, The Netherlands, which was formed to offer electronic commerce services in the European marketplace. The initial capitalization of HNV consisted of an investment of $500,000 from the Company and $2,000,000 from certain other investors, including shareholders of the Company. In December 1995, the Company and other HNV investors, including shareholders of the Company, contributed to HNV additional capital of $150,000 and $600,000, respectively. The Company has a license arrangement with HNV which allows HNV to use the Company's network and PC technology and provides for the payment of royalty fees to the Company based on a percentage of software and network revenues, as defined. The Company did not recognize any royalty revenue from HNV during 1994, 1995 or 1996. Under a management agreement, the Company provides certain consulting and management services to HNV. At December 31, 1995, the Company had an amount due from HNV of approximately $472,000 for such services and expenses incurred by the Company on behalf of HNV, which was paid in January 1996. Effective March 31, 1996, the Company acquired the remaining outstanding common stock of HNV (see Note
2).

     The Company recognized equity in losses of its HNV joint venture of $69,000, $313,000 and $227,000 for the years ended December 31, 1996, 1995 and
1994, respectively.

     Amounts charged to HNV by the Company for services provided during the years ended December 31, 1996, 1995 and 1994 were:


                                                      1996               1995              1994
                                                    -------           ---------         ---------
 Services - direct costs ......................          --           $  63,000         $  47,000
 General and administrative ...................     $  54,000           182,000           187,000
 Selling & marketing ..........................          --                --               6,000
 Product development ..........................          --              27,000            40,000
 Depreciation and amortization ................          --               4,000             5,000
                                                    ---------         ---------         ---------
                                                    $  54,000         $ 276,000         $ 285,000
                                                    =========         =========         =========

     These amounts have been included in the statement of operations for the Company as a reduction of expenses in the categories indicated. Additionally, the Company paid expenses on behalf of HNV of $18,000, $95,000 and $95,000 for the years ended December 31, 1996, 1995 and 1994, respectively, that were reimbursed by HNV.

     INVESTMENT IN SUPPLYTECH AUSTRALIA, PTY.

     The financial position and results of operations of the Company's Australia joint venture were not significant. The Company recognized equity in losses of its Australia joint venture of $119,000 during the year ended December 31, 1996 and had an amount due from the Australia joint venture of $67,000 at December 31, 1996.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




6.   INTANGIBLE ASSETS

        Intangible assets consist of the following at December 31, 1996 and 1995:


                                                                        1996               1995
                                                                    -------------      ------------
 Purchased technology ..........................................     $  4,451,000      $  3,297,000
 Goodwill ......................................................        5,371,000           433,000
 GEIS alliance agreement .......................................          950,000           950,000
 Organization costs ............................................           30,000            30,000
 SSA distribution agreement ....................................        2,466,000         2,466,000
 Software development costs ....................................        4,461,000         2,435,000
                                                                     ------------      ------------
                                                                       17,729,000         9,611,000
 Less accumulated amortization .................................       (4,582,000)       (1,856,000)
                                                                     ------------      ------------
                                                                     $ 13,147,000      $  7,755,000
                                                                     ============      ============

     During 1994, the Company wrote off $1,659,000 in capitalized software development costs related to products which the Company ceased marketing. Approximately $1,419,000 of such amount related to a product development effort that was discontinued as a result of certain technology acquired in connection with an acquisition described in Note 2.


7.  ACCRUED EXPENSES

     Accrued expenses consist of the following at December 31, 1996 and 1995:


                                                                         1996               1995
                                                                     ------------      ------------
 Accrued salaries and wages ....................................     $  3,546,000      $  1,808,000
 Accrued rent ..................................................          465,000           607,000
 Accrued royalty ...............................................          308,000           279,000
 State income, property, sales and other taxes .................        1,803,000         1,000,000
 Accrued litigation ............................................          600,000              --
 Other accrued expenses ........................................        3,077,000           968,000
                                                                     ------------      ------------
                                                                     $  9,799,000      $  4,662,000
                                                                     ============      ============

8.  INCOME TAXES

     The provision for income tax expense (benefit) includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities and any increase or decrease in the valuation allowance for deferred income tax assets.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     Income (loss) before income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 consists of the following:


                                             1996              1995             1994
                                         ------------      -----------      -----------
  U.S. operations ..................     $ (4,467,000)     $   614,000      $(2,921,000)
  Foreign operations ...............       (8,454,000)      (1,153,000)            --
                                         ------------      -----------      -----------
   Total income (loss) before income
    tax expense (benefit) ..........     $(12,921,000)     $  (539,000)     $(2,921,000)
                                         ============      ===========      ===========

     Effective January 1, 1995, SupplyTech, Inc. elected to be taxed as an S corporation under the Internal Revenue Code. SupplyTech International, LLC was incorporated under the laws of the state of Michigan as a Limited Liability Corporation ("LLC"). As a LLC, SupplyTech International, LLC has elected to be taxed as a limited liability corporation under the Internal Revenue Code. As a result of these elections, the Company has been taxed in a manner similar to a partnership for 1995 and 1996 and has not provided for any Federal or state income taxes as the results of operations are passed through to, and the related income taxes become the individual responsibility of the Company's shareholders.

     In accordance with SFAS No. 109, the STI net deferred income tax asset in the amount of $516,000 recorded as of December 31, 1994 was charged to income tax expense in 1995 at the time of its change in tax status.

     The pro forma provision for income taxes for 1996 and 1995 reflects the tax expense that would have been reported if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a partnership for income tax reporting purposes) had been C corporations during these periods.

     Income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:


                                            1996              1995              1994
                                         ---------         -----------      -----------
 Current:
   Federal .........................     $    --           $      --        $   (35,000)
   Foreign .........................        10,000                --              7,000
   State ...........................          --                  --             (4,000)
                                         ---------         -----------      -----------
    Total current ..................     $  10,000         $      --        $   (32,000)
                                         ---------         -----------      -----------
  Deferred:
   Federal .........................     $ (28,000)        $ 1,077,000      $  (895,000)
   Foreign .........................       167,000                --               --
   State ...........................        (3,000)            126,000         (106,000)
                                         ---------         -----------      -----------
    Total deferred .................     $ 136,000         $ 1,203,000      $(1,001,000)
                                         ---------         -----------      -----------
  Total income tax expense (benefit)     $ 146,000         $ 1,203,000      $(1,033,000)
                                         =========         ===========      ===========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     Pro forma income tax expense (benefit) for the years ended December 31, 1996 and 1995 is summarized as follows:


                                               1996            1995
                                            ---------       ---------
  Current:
   Federal ............................     $    --         $    --
   Foreign ............................        10,000            --
   State ..............................          --              --
                                            ---------       ---------
    Total current .....................     $  10,000       $    --
                                            ---------       ---------

  Deferred:
   Federal ............................     $ (28,000)      $ 615,000
   Foreign ............................       167,000            --
   State ..............................        (3,000)         72,000
                                            ---------       ---------
    Total deferred ....................     $ 136,000       $ 687,000
                                            ---------       ---------

  Total income tax expense (benefit) ..     $ 146,000       $ 687,000
                                            =========       =========

     Income tax expense (benefit) differs from the amounts computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes as a result of the following:


                                                                1996              1995               1994
                                                            ------------      ------------      -----------
  Computed "expected" income tax expense (benefit) ....     $ (4,393,000)     $   (183,000)     $  (993,000)
  Increase (decrease) in income tax expense (benefit)
   resulting from:
   State income taxes, net of federal income tax
    benefit ...........................................           (2,000)          (84,000)         (76,000)
   Tax-exempt income ..................................         (130,000)          (49,000)            --
   Nondeductible charge for purchased in-process
    product development ...............................        1,615,000              --               --
   S corporation and LLC expense ......................        1,492,000         1,490,000             --
   Increase in the valuation allowance for deferred
    income tax assets .................................        1,494,000              --               --
   Other ..............................................          (70,000)           29,000           36,000
                                                            ------------      ------------      -----------
                                                            $    146,000      $  1,203,000      $(1,033,000)
                                                            ============      ============      ===========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     Pro forma income tax expense (benefit) differs from the amounts computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes as a result of the following:


                                                                         1996              1995
                                                                     -----------       -----------
  Computed "expected" income tax expense (benefit) .............     $(4,393,000)      $  (183,000)
  Increase (decrease) in income tax expense (benefit)
   resulting from:
   State income taxes, net of federal income tax
    benefit ....................................................          (2,000)           48,000
   Tax-exempt income ...........................................        (130,000)          (49,000)
   Nondeductible charge for purchased in-process
    product development ........................................       1,845,000              --
   Increase in the valuation allowance for deferred
    income tax assets ..........................................       2,819,000           805,000
   Other .......................................................           7,000            66,000
                                                                     -----------       -----------
                                                                     $   146,000       $   687,000
                                                                     ===========       ===========

     The significant components of deferred income tax expense (benefit) for the years ended December 31, 1996, 1995, and 1994 are summarized as follows:


                                                                1996             1995               1994
                                                            -----------       -----------       -----------
  Deferred income tax expense (benefit) ...............     $(1,338,000)      $ 1,203,000       $(1,001,000)
  Increase in the valuation allowance for
   deferred income tax assets .........................       1,494,000              --                --
                                                            -----------       -----------       -----------
                                                            $   136,000       $ 1,203,000       $(1,001,000)
                                                            ===========       ===========       ===========

     Pro forma significant components of deferred income tax expense (benefit) for the years ended December 31, 1996 and 1995 are summarized as follows:


                                                                 1996           1995
                                                             -----------   -----------
  Deferred income tax expense (benefit) .                    $(2,683,000)  $  (118,000)
  Increase in the valuation allowance for
   deferred income tax assets ...........                      2,819,000       805,000
                                                             -----------   -----------
                                                             $   136,000   $   687,000
                                                             ===========   ===========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     The income tax effects of the temporary differences that give rise to the Company's deferred income tax assets and liabilities as of December 31, 1996 and 1995 are as follows:


                                                                         1996              1995
                                                                     -----------       -----------
 Deferred income tax assets:
   Net operating loss carryforwards ............................     $ 3,755,000       $   894,000
   Deferred revenue ............................................         814,000           542,000
   Intangible assets ...........................................       2,474,000           943,000
   Other .......................................................         992,000           825,000
                                                                     -----------       -----------
    Gross deferred income tax assets ...........................       8,035,000         3,204,000
  Valuation allowance ..........................................      (4,798,000)             --
                                                                     -----------       -----------
  Deferred income tax assets, net of the valuation
   allowance ...................................................       3,237,000         3,204,000
  Deferred income tax liabilities - principally due to
   depreciation ................................................        (436,000)         (267,000)
                                                                     -----------       -----------
    Net deferred income tax assets .............................       2,801,000         2,937,000
  Less current deferred income tax assets ......................       1,517,000           999,000
                                                                     -----------       -----------
  Noncurrent deferred income tax assets ........................     $ 1,284,000       $ 1,938,000
                                                                     ===========       ===========

     The increase (decrease) in net deferred income tax assets for the years ended December 31, 1996, 1995, and 1994, was $(136,000), $(1,203,000), and
$1,033,000, respectively. A valuation allowance of $4,798,000 at December 31, 1996 offsets the full amount of the foreign deferred income tax assets related to foreign net operating loss carryforwards and the deductible temporary differences related to foreign intangible assets. Under SFAS No. 109, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance is then established to reduce the deferred income tax assets to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences, and (3) future taxable income generated by future operations. The Company believes that realization of the net deferred income tax assets recorded at December 31, 1996 is more likely than not.

     During 1996, the Company acquired foreign net operating loss carryforwards in the NTEX and HNV acquisitions (see Note 2) of approximately $6,528,000 and $3,114,000, respectively. The Company established a valuation allowance relating to the carryforwards of $2,350,000 and $1,121,000, respectively, which is included in the valuation allowance at December 31, 1996. If the benefit from these net operating loss carryforwards are realized, the Company will reduce the related valuation allowance and will reduce goodwill recorded in connection with these transactions. For the year ended December 31, 1996, the Company realized a portion of these foreign net operating loss carryforwards and recognized deferred foreign income tax expense of $93,000 and $74,000 relating to the reduction in the valuation allowance for these carryforwards and reduced goodwill associated with these acquisitions by a like amount. During 1996, the Company also acquired certain intangible assets in the INOVIS acquisition (see Note 2). The Company's acquisition of these intangible assets for income tax reporting purposes created a deferred income tax asset of approximately $1,494,000 for which the Company provided a valuation allowance.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     At December 31, 1996, the Company has domestic and foreign net operating loss carryforwards and research and experimentation income tax credit carryforwards of approximately $7,152,000, $9,177,000 and $301,000, respectively. The domestic net operating loss carryforwards expire at various dates through the year 2009 unless utilized, the foreign net operating loss carryforwards do not expire, and the research and experimentation income tax credit carryforwards expire beginning in 2007 through 2010. The Company's domestic net operating loss carryforward at December 31, 1996 includes $6.0 million in income tax deductions related to stock options excluded from the table of deferred income tax assets above, which will be reflected as a credit to additional paid-in capital when realized. The Company expects to record a net deferred income tax asset of approximately $1.8 million relating to the STI Acquisition and intends to provide a valuation allowance against such net deferred income tax asset to reduce it to zero.


9.  NOTES PAYABLE AND LONG-TERM DEBT

     CREDIT FACILITIES

     The Company maintains two revolving credit facilities payable to banks which provide lines of credit to the Company up to $12.0 million in borrowing availability, subject to the terms of the credit agreements, bearing interest rates ranging from the bank's prime rate to prime plus 0.625%. The credit facilities are secured by all of the Company's assets and impose certain restrictions on the Company such as maintaining certain minimum financial ratios, making certain investments, incurring additional indebtedness, and making capital expenditures in excess of certain levels, as defined by the terms of the facilities. Amounts outstanding under these agreements were $1,550,000 as of December 31, 1996.

     LONG-TERM DEBT

     Long-term debt as of December 31, 1996 and 1995 consisted of the following:


                                                         1996                1995
                                                     -----------      -----------
6% promissory note payable to GEIS, due in equal
   quarterly principal installments of $137,500
   plus accrued interest through September 1999
   (see Note 3) ................................     $ 1,650,000      $ 2,200,000
 Non interest bearing note payable to the former
   shareholders of EISL, due in equal quarterly
   principal installments through September 1998
   (see Note 2) ................................         625,000             --
 Capital lease obligations .....................            --             72,000
                                                     -----------      -----------
     Total long-term debt ......................       2,275,000        2,272,000
 Less current portion of long-term debt ........        (907,000)        (600,000)
                                                     -----------      -----------
     Long-term debt, excluding current
       portion .................................     $ 1,368,000      $ 1,672,000
                                                     ===========      ===========

     Future minimum annual payments under long-term debt for the next three years are as follows:


 1997.......................................         $  907,000
 1998.......................................            818,000
 1999.......................................            550,000
                                                     ----------
                                                     $2,275,000
                                                     ==========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

10.  SHAREHOLDERS' EQUITY

     AMENDMENT TO THE ARTICLES OF INCORPORATION

     Effective June 1995, the Company increased its authorized shares of common stock and preferred stock to 100,000,000 and 20,000,000, respectively, and established a par value of $.0001 per share for the Company's authorized but unissued common stock.

     INITIAL PUBLIC OFFERING

     In August 1995, the Company completed an initial public offering of its common stock. The Company sold 2,525,304 shares at $8.00 per share resulting in net proceeds to the Company, after underwriters commissions and offering expenses, of $18.3 million.

     PREFERRED STOCK, SERIES C

     In 1993, the Company sold Series C redeemable preferred stock and warrants
in a private placement resulting in proceeds of $2.5 million.   The terms of
the Series C redeemable preferred stock included a 7% cash dividend payable quarterly and a mandatory redemption on March 1, 1996. The proceeds of the placement were allocated between the preferred stock and warrants based on their estimated relative fair values. This resulted in a discount from the face amount of the stock of approximately $66,000 which was allocated to the warrants. The warrants were exercised during fiscal 1995.

     In June 1995, the Company entered into agreements with holders of its Series C redeemable preferred stock to provide for the conversion on March 1, 1996 of all Series C redeemable preferred stock to the Company's Common Stock. The number of shares of common stock issuable upon conversion was determined by dividing (i) the issue price of $10.00 times the number of shares of the Series C redeemable preferred stock outstanding by (ii) 95% of the average trading price of the common stock, as defined. As a result of the June 1995 agreement, the Company reclassed the preferred stock from redeemable preferred stock to shareholders' equity. On March 1, 1996, the Company issued 211,038 shares of its common stock in exchange for all outstanding shares of the Company's Series C preferred stock.

     COMMON STOCK

     In April 1996 the Company issued 381,474 shares of the Company's common stock as partial consideration related to the Company's acquisition of (i) NTEX, (ii) INOVIS and (iii) HNV. In August 1996 the Company issued 24,561 shares of the Company's common stock as consideration related to the Company's acquisition of Comtech.

     In September 1996, the Company registered 825,000 shares of puttable common stock held by SSA. As of December 31, 1996, SSA had sold the shares and forfeited their rights to put the shares of common stock back to the Company. Therefore, approximately $4.7 million of puttable common stock has been reclassified to shareholders' equity during 1996.

     WARRANTS

     The Company issued warrants in April 1996 related to the acquisition of NTEX and INVOIS. The warrants enable the holders to acquire 48,750 shares of the Company's common stock at a range of $11.34 to $11.43 per share, representing the fair value of the common stock at the date of issuance.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


     The Company issued warrants in July 1996 to two investors in HNV who are also shareholders of the Company because certain events did not occur with respect to the performance of HNV. The warrants enable the holders to acquire 75,000 shares of the Company's common stock at $18.50 per share, representing the fair value of the common stock at the date of issuance.

     STOCK COMPENSATION PLANS

        Stock options

        The Company's 1989 Stock Option Plan (the "1989 Plan") and 1996 Stock Option Plan (the "1996 Plan") and with the 1989 Plan (the "Plans") provide for the grant of options to officers, directors, consultants and key employees. The maximum number of shares of stock that may be issued under the 1996 Plan shall not exceed in the aggregate the sum of 2,625,000 options plus an amount equal to the number of all shares that are either not subject to options granted under the 1989 Plan or were subject to options granted thereunder that expire without exercise to officers, directors, consultants and key employees. Options granted under the terms of the 1996 Plan generally vest ratably over four years and are granted with an exercise price no less than the fair market value of common stock on the grant date. Options granted prior to July 1994 vest ratably over three years and options granted since July 1994 vest ratably over four years. All options granted expire seven years from the date of grant. At December 31, 1996, there were options outstanding to purchase 2,453,234 shares of the Company's common stock, of which options to purchase 826,444 shares were exercisable. There were 1,719,756 options available for grant at December 31, 1996.

        In 1993, the Board of Directors authorized the creation of a stock option plan for nonemployee members of the Company's Board of Directors (the "Nonemployee Directors Plan"). A total of 225,000 shares of common stock have been reserved for issuance under the Nonemployee Directors Plan at an option price no less than the fair market value of the common stock on the option grant date. Options expire seven years from the date of grant. The options granted under the Nonemployee Directors Plan vest ratably in the year of grant based on attendance at regularly scheduled board meetings. Options which have not vested in the year of grant expire and become available for grant under the Nonemployee Directors Plan. Options granted under the Nonemployee Directors Plan for 119,000 shares of common stock were outstanding and exercisable as of December 31, 1996. There were 89,625 options available for grant under the Nonemployee Directors Plan at December 31, 1996.

        In addition to outstanding options granted under the Company's existing stock option plans, the Company has granted options to acquire 105,000 shares of common stock to certain existing and former nonemployee directors for past services. As of December 31, 1996, all of these options were outstanding and exercisable.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     The following table summarizes the activity in outstanding stock options for the year ended December 31, 1994:


                                     Stock Options
                         -----------------------------------
                            Number              Price
                         ---------      --------------------
 December 31, 1993       1,397,565      $   0.78   -   $3.25
   Granted ..........      364,500                      4.25
   Exercised ........     (204,354)         0.78   -    4.25
   Forfeited/canceled      (93,200)         2.33   -    4.25
                         ---------      --------------------
 December 31, 1994       1,464,511          0.78   -    4.25
                         =========      ====================

     At December 31, 1996 the Company has five stock-based compensation plans which are described herein. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan. Had compensation cost for the Company's five stock-based compensation plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:


                                               1996               1995
                                          --------------      --------------
 Net loss applicable to   As reported     $  (13,095,000)     $   (1,941,000)
  common shareholders     Pro forma       $  (14,879,000)     $   (2,443,000)
 Net loss per             As reported     $        (0.71)     $        (0.13)
  common share            Pro forma       $        (0.81)     $        (0.16)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: dividend yield of 0.5%; expected volatility of 57.8%; risk-free interest rate of 5.9%; and expected lives of 8 months after vesting for all of the Plan options.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     A summary of the status of the Company's fixed stock option plans as of December 31, 1996 and 1995, and changes during the years ended on those dates is presented below:


                                                 1996                     1995
                                        -----------------------  ----------------------
                                                        Weighted-                Weighted-
                                                        Average                  Average
                                            Shares       Exercise     Shares     Exercise
            Fixed Options                    (000)       Price        (000)       Price
--------------------------------------      ------      --------  ---------  -----------
 Outstanding at beginning of year            1,711      $  3.80       1,465     $  4.03
 Granted                                     1,160        13.07         733        5.24
 Exercised                                    (306)        2.72        (322)       2.16
 Forfeited/canceled                           (112)        5.86        (165)       3.60
                                             -----                  -------
 Outstanding at end of year                  2,453         8.22       1,711        3.80
                                             =====                  =======
 Options exercisable at year-end               826                      604
 Weighted-average fair value of options
   granted during the year                   $8.68                  $  3.38

     The following table summarizes information about fixed stock options outstanding at December 31, 1996:


                                 Options Outstanding             Options Exercisable
                         ------------------------------------  ------------------------
                                         Weighted
                                          Average    Weighted                 Weighted
                            Number       Remaining   Average      Number      Average
       Range of           Outstanding   Contractual  Exercise  Exercisable    Exercise
    Exercise Prices       at 12/31/96      Life       Price    at 12/31/96     Price
-----------------------  -------------  -----------  --------  ------------  ----------
 $ 1.17   -    $ 1.67         59,176       1.09       $ 1.54       57,375      $ 1.54
 $ 2.33   -    $ 2.33        360,075       2.36       $ 2.33      360,075      $ 2.33
 $ 2.67   -    $ 3.25         84,675       3.25       $ 2.88       84,675      $ 2.88
 $ 4.25   -    $ 4.67        705,268       4.90       $ 4.27      243,976      $ 4.26
 $ 9.17   -    $11.41        277,890       5.29       $10.24       59,343      $ 9.76
 $11.67   -    $11.67        579,375       6.21       $11.67            -           -
 $14.50   -    $17.83        386,775       6.62       $16.47       21,000      $14.50
                           ---------                              -------
  $1.17   -    $17.83      2,453,234       5.01       $ 8.22      826,444      $ 3.75
                           =========                              =======

     Employee Stock Purchase Plan

     Effective January 1, 1996, the Company began offering employees the right to purchase shares of the Company's common stock at 85% of the lower of the beginning of period or end of period market price pursuant to the Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, full-time employees, except persons owning 5% or more of the Company's common stock, are eligible to participate after six months of employment. Employees may contribute up to 15% of their annual salary, toward the Purchase Plan up to a maximum of $15,000 per year. A maximum of 225,000 shares of common stock are reserved for issuance under the Purchase Plan. As of December 31, 1996, 6,639 shares have been issued under the Purchase Plan.

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




        Under FASB Statement 123, compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 1996: dividend yield of 0.05%; an expected life of 8 months after vesting for all years; expected volatility of 57.8%; and risk-free interest rates of 5.9%. The weighted-average fair value of those purchase rights granted in 1996 was $8.43.


11.  RELATED PARTY TRANSACTIONS

     The Company has entered into related party transactions in the normal course of business, including transactions with HNS and HNV as described in
Note 5 and the transaction with SSA as described in Note 3 as well as the transactions described below. The Company believes that the terms of all related party transactions are comparable to those that could have been obtained in transactions with unaffiliated parties.

     The Company paid fees which are included in the Company's financial statements as direct costs of services to Westinghouse Communications, Inc. ("Westinghouse") of approximately $1,387,000, $930,000, and $520,000 in 1996,
1995 and 1994, respectively, under telecommunications agreements with Westinghouse. Westinghouse owned more than 5% of the Company until the sale of their investment in the Company's common stock in August 1995. During 1996, the Company received $600,000 in revenue from an affiliated company that is partially owned by an employee of one of the Company's foreign subsidiaries. This same affiliated company also billed the Company $350,000 for services that the affiliated company provided to the Company.

     Two officers of the Company made advances to the Company totaling $440,000 during 1995 payable on demand with interest at 8.5%, payable annually. These loans were paid in full by the Company during 1996. The Company paid these officers interest of $4,065 which is included in interest expense during the year ended December 31, 1996.


12.  SEGMENT INFORMATION, INTERNATIONAL OPERATIONS AND MAJOR CUSTOMERS

     SEGMENT INFORMATION

     The Company operates in a single industry segment: the development, marketing and supporting of software products and the providing of network and consulting services to enable businesses to engage in electronic commerce.

     INTERNATIONAL OPERATIONS

     As a result of the 1996 Acquisitions described in Note 2, the Company established operations in Europe. A summary of the Company's operations by geographic area as of and for the year ended December 31, 1996 is presented below:


                            United
                            States        Europe        Mexico       Eliminations       Total
                         ------------  -------------  -----------  ----------------  ------------
Revenues                  $51,744,000   $ 7,857,000      $358,000     $   (696,000)  $59,263,000

Operating income (loss)   $ 2,495,000   $(8,193,000)     $  5,000     $    (43,000)  $(5,736,000)

Identifiable assets       $50,460,000   $12,138,000      $112,000     $(13,917,000)  $48,793,000

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     Revenues and operating income (loss) for the Company's European operations shown above reflects the results of operations of NTEX, INOVIS, and HNV beginning on March 31, 1996 and includes a charge for purchased in-process product development and a related acquisition charge of $8.6 million. Revenues from foreign operations and identifiable assets of foreign operations were less than 10% of consolidated revenue and assets in 1995 and 1994.

     Revenues generated from export sales included in United States revenues were less than 10% of consolidated revenues in 1996, 1995, and 1994.

     MAJOR CUSTOMERS

     No single customer comprised 10% or greater of the Company's consolidated revenues in 1996, 1995, and 1994.


13.  COMMITMENTS

     401(K) PROFIT SHARING PLANS

     The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") for the benefit of its domestic employees, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, employees who have completed one year of service and at least 1,000 hours of service during that period are eligible to participate. Subject to certain limitations, the Company may make a discretionary matching contribution of up to $300 of the salary deferral contributions of participants at a rate determined by the Board of Directors of the Company each year. The Board of Directors approved contributions by the Company to the 401(k) Plan of $35,000, $27,000 and $19,000 for the years ended December 31, 1996, 1995 and
1994, respectively.

     STI maintains a 401(k) Profit Sharing Plan (the "STI 401(k) Plan") for the benefit of all eligible employees, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the STI 401(k) Plan, employees who have completed six months of service and are at least 21 years of age are eligible to participate. Subject to certain Internal Revenue Code limitations, STI has elected to make a matching contribution of 25% of the first 6% of employee contributions. The contribution made by STI to the STI 401(k) Plan was $68,000, $51,000 and $53,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     LEASES

     The Company leases office facilities, communications equipment and automobiles under operating leases which extend through 2001. Rent expense under all operating leases was approximately $2,139,000, $1,408,000 and $1,243,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum lease payments under operating leases with noncancelable lease terms in excess of one year for the next five years and in the aggregate are as follows:


 1997.........................    $ 3,067,000
 1998.........................      3,209,000
 1999.........................      3,195,000
 2000.........................      1,938,000
 2001.........................        778,000
                                  -----------
                                  $12,187,000
                                  ===========

                     HARBINGER CORPORATION AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS




     CONTINGENCIES

     The Company is subject to lawsuits, claims and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcome cannot be determined, management does not expect that they will have a material adverse effect on the Company's results of operations or financial position.


14. SUBSEQUENT EVENTS (UNAUDITED)

     STOCK SPLIT

     On January 10, 1997, the Board of Directors declared a three-for-two stock split in the form of a 150% stock dividend on the Company's common stock payable on January 31, 1997 to shareholders of record on January 17, 1997. All share, per share and shareholders' equity amounts included in the Company's consolidated financial statements have been retroactively restated to reflect the split for all periods presented.

     ACQUISITION OF HNS

     On January 1, 1997, because of the expiration of restrictions on the Company's ability to appoint a majority of the HNS Board of Managers, the Company exercised its rights as majority shareholder of HNS by appointing a majority of the members of the HNS Board of Managers. As a result, effective January 1, 1997, the Company will account for its investment in HNS by consolidating the statements of financial position and results of operations of HNS with those of the Company.

     Also on January 1, 1997, the Company entered into a debenture purchase agreement with the holder of the Debenture whereby the Company acquired the Debenture in exchange for $1.5 million in cash and 242,288 shares of the Company's common stock valued at $4.2 million. The Company expects to record an extraordinary loss on debt extinguishment of $2.4 million in the first quarter of 1997 related to this transaction which represents the amount paid of $5.7 million in excess of the face amount of the Debenture of $3.0 million plus accrued interest of $280,000.

     Immediately after this transaction, the Company acquired the minority interest in HNS, consisting of 585,335 shares of HNS common stock and stock options to acquire 564,727 shares of HNS common stock at exercise prices ranging from $0.70 per share to $1.65 per share, by exchanging cash of $1.6 million and stock options to acquire 355,317 shares of the Company's common stock at exercise prices ranging from $15.22 per share to $16.53 per share which were valued by the Company at $2.2 million. Including transaction and other costs of $350,000, the Company paid $4.1 million for the acquisition of the HNS minority interest which will be accounted for using the purchase method of accounting with $2.7 million of the purchase price allocated to in-process product development and charged to the supplemental consolidated statement of operations on January 1, 1997, and $1.4 million allocated to goodwill and purchased technology.

     The Company anticipates that it will incur integration costs related to these transactions of $1.5 million to $2.5 million during the first quarter of 1997.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Harbinger Corporation:


     We have audited the accompanying supplemental consolidated balance sheets of Harbinger Corporation and subsidiaries as of December 31, 1996 and 1995 and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the 1995 combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC, which statements reflect total assets constituting 13% and total revenues constituting 39% of the related consolidated totals. The 1995 combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC, not presented separately herein, were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for SupplyTech, Inc. and SupplyTech International, LLC for 1995, is based solely on the report of the other auditors. The financial statements of Harbinger Corporation and subsidiaries for the year ended December 31, 1994, prior to their restatement for the 1997 pooling of interests transaction described in Note 2 to the supplemental consolidated financial statements and not presented separately herein, were audited by other auditors whose report dated March 14, 1995 expressed an unqualified opinion on those statements. Separate combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC also included in the 1994 restated supplemental consolidated financial statements and not presented separately herein were audited by other auditors whose report dated February 19, 1997 expressed an unqualified opinion on those statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     The supplemental consolidated financial statements give retroactive effect to the merger of Harbinger Corporation and SupplyTech, Inc. and SupplyTech International, LLC on January 3, 1997, which has been accounted for as a pooling-of-interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Harbinger Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based on our audits and the report of the other auditors with respect to 1995, the 1996 and 1995 supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harbinger Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

     We also audited the combination of the accompanying supplemental consolidated financial statements for the year ended December 31, 1994, after restatement for the 1997 pooling of interests; in our opinion, such supplemental consolidated statements have been properly combined on the basis described in Note 2 of the notes to the supplemental consolidated financial statements.



                                                          KPMG PEAT MARWICK LLP


March 17, 1997

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
SupplyTech, Inc. and SupplyTech International, LLC:



     We have audited the combined balance sheet of SupplyTech, Inc. and SupplyTech International, LLC as of December 31, 1995 and the related combined statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SupplyTech, Inc. and SupplyTech International, LLC, as of December 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.






                                          CIULLA, SMITH & DALE, LLP


Southfield, Michigan
February 19, 1997

                     HARBINGER CORPORATION AND SUBSIDIARIES
                   SUPPLEMENTAL FINANCIAL STATEMENT SCHEDULE
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


                                                                   Amount     Charged to
                                      Balance at    Charged to    Recorded       Other                   Balance at
                                     Beginning of   Costs and      Due to     Accounts--   Deductions--    End of
            Description                 Period       Expenses   Acquisitions  Describe(B)  Describe(A)     Period
-----------------------------------  ------------   ----------  ------------  -----------  ------------  ------------
December 31, 1994
 Allowance for returns and doubtful
  accounts.........................      $282,000      86,000             -      964,000   (1,062,000)   $  270,000
December 31, 1995
 Allowance for returns and doubtful
  accounts.........................      $270,000      99,000             -    1,309,000   (1,141,000)   $  537,000
December 31, 1996
 Allowance for returns and doubtful
  accounts.........................      $537,000      98,000       325,000    2,392,000   (1,275,000)   $2,077,000


-----------

(A) Deductions represent write-offs of doubtful accounts and sales returns charged against the allowance.
(B)      Deductions from revenues for sales returns and allowances.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Harbinger Corporation:


Under date of March 17, 1997, we reported on the supplemental consolidated balance sheets of Harbinger Corporation and subsidiaries as of December 31, 1996 and 1995 and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, as contained in this Current Report on Form 8-K filed on or about April 28, 1997. We did not audit the 1995 combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC, which statements reflect total assets constituting 13% and total revenues constituting 39% of the related consolidated totals. The 1995 combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC, not presented separately herein, were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for SupplyTech, Inc. and SupplyTech International, LLC for 1995, is based solely on the report of the other auditors. The financial statements and the financial statement schedule of Harbinger Corporation and subsidiaries for the year ended December 31, 1994, prior to their restatement for the 1997 pooling of interests transaction described in Note 2 to the supplemental consolidated financial statements and not presented separately herein, were audited by other auditors whose report dated March 14, 1995 expressed an unqualified opinion on those statements and that schedule. Separate combined financial statements of SupplyTech, Inc. and SupplyTech International, LLC also included in the 1994 restated supplemental consolidated financial statements and supplemental financial statement schedule and not presented separately herein, were audited by other auditors whose report dated February 19, 1997 expressed an unqualified opinion on those statements. In connection with our audits of the aforementioned supplemental consolidated financial statements, we also audited the related supplemental financial statement schedule for each of the years in the two-year period ended December 31, 1996 included herein. This supplemental financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this supplemental financial statement schedule based on our audits.

The supplemental consolidated financial statements and supplemental financial statement schedule give retroactive effect to the merger of Harbinger Corporation and SupplyTech, Inc. and SupplyTech International, LLC on January 3, 1997, which has been accounted for as a pooling of interests as described in
Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements and the financial statement schedule that do not include the date of consummation. These financial statements and the financial statement schedule do not extend through the date of consummation. However, they will become the historical consolidated financial statements and the financial statement schedule of Harbinger Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of the other auditors with respect to 1995, such supplemental financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein for each of the years in the two-year period ended December 31, 1996.

We also audited the combination of the accompanying supplemental financial statement schedule for the year ended December 31, 1994, after restatement for the 1997 pooling of interests; in our opinion, such supplemental financial statement schedule has been properly combined on the basis described in Note 2 of the notes to the supplemental consolidated financial statements.



                             KPMG PEAT MARWICK LLP

Atlanta, Georgia
March 17, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



      To the Shareholders of
      Harbinger Corporation:


           We have audited the statements of operations, shareholders' equity and cash flows of HARBINGER CORPORATION, a Georgia corporation (formerly known as Harbinger EDI Services, Inc.) for the year ended December 31, 1994. These financial statements and the schedule included in Harbinger Corporation's Form 10-K for the year ended December 31, 1996 are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Harbinger Corporation for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

           Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule included in Harbinger Corporation's Form 10-K for the year ended December 31, 1996 is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.





                                             ARTHUR ANDERSEN LLP


      Atlanta, Georgia
      March 14, 1995

                     HARBINGER CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL COMPUTATION OF PRIMARY AND
                        FULLY DILUTED PER SHARE EARNINGS




                                                     1996            1995                1994
                                                ------------     -------------      -------------
PRIMARY
Net loss applicable to common
  shareholders..............................    $(13,095,000)     $ (1,941,000)     $ (2,088,000)
                                                ============      ============      ============

 Weighted average common shares
  outstanding...............................      18,465,000        15,007,000        12,693,000
 Net effect of dilutive stock options and
  warrants--using the treasury stock method
  computed on a primary basis...............            --                --                --
                                                ------------      ------------      ------------
   Total weighted average common
    and common equivalent shares
    outstanding.............................      18,465,000        15,007,000        12,693,000
                                                ============      ============      ============
 Net loss per common share..................    $      (0.71)     $      (0.13)     $      (0.16)
                                                ============      ============      ============

 FULLY DILUTED
 Net loss applicable to common
  shareholders..............................    $(13,095,000)     $ (1,941,000)     $ (2,088,000)
                                                ============      ============      ============

 Weighted average common shares
  outstanding...............................      18,465,000        15,007,000        12,693,000
 Net effect of dilutive stock options and
  warrants--using the treasury stock method
  computed on a fully diluted basis.........            --                --                --
                                                ------------      ------------      ------------
   Total weighted average common and
    common equivalent shares
    outstanding.............................      18,465,000        15,007,000        12,693,000
                                                ============      ============      ============

 Net loss per common share..................    $      (0.71)     $      (0.13)     $      (0.16)
                                                ============      ============      ============